                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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/X/  Definitive Proxy Statement
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                            FIRST SOUTH BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                     [LOGO]
                     [FIRST SOUTH BANCORP, INC. LETTERHEAD]

                                 April 21, 2006




Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 25, 2006, at 11:00 a.m., Eastern time.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of First South Bank, the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

         On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                   Sincerely,

                                   /s/ Thomas A. Vann

                                   Thomas A. Vann
                                   President

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                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2006

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         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 25, 2006, at 11:00 a.m., Eastern time.

         A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon the following matters:

                  1. The election of two directors to serve three-year terms;

                  2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 7, 2006, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ William L. Wall

                                              William L. Wall
                                              Secretary

Washington, North Carolina
April 21, 2006



     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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                                 PROXY STATEMENT
                                       OF
                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

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                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2006
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                                     GENERAL
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         This Proxy Statement is furnished to stockholders of First South Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 25, 2006, at 11:00 a.m., Eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about April 21, 2006.

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                       VOTING AND REVOCABILITY OF PROXIES
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         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.


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                    VOTING SECURITIES AND SECURITY OWNERSHIP
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         The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on April 7, 2006 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of April 7, 2006, there were 6,394,474 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

         Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of March 31, 2006 by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officer of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.


                                                  SHARES OF COMMON STOCK
                                                  BENEFICIALLY OWNED AS         PERCENT OF
                                                  OF MARCH 31, 2006 (1)          CLASS (2)
                                                  ---------------------         ----------
PERSONS OWNING GREATER THAN 5%:
------------------------------
   Thomas A. Vann                                 517,643  (3)                   7.80%
   1311 Carolina Avenue
   Washington, North Carolina  27889

DIRECTORS:
---------

   Edmund T. Buckman, Jr.                         125,467  (4)                   1.96
   Linley H. Gibbs, Jr.                           126,562  (5)                   1.97
   Frederick N. Holscher                          112,347  (6)                   1.74
   Frederick H. Howdy                             137,000                        2.14
   Charles E. Parker, Jr.                         119,852  (7)                   1.87
   H.D. Reaves, Jr.                                   211                          --
   Marshall T. Singleton                          170,228  (8)                   2.66

All directors and executive officers of the     1,548,268  (9)                  22.72
  Company as a group (16 persons)

----------------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.
(2) Based on a total of 6,394,474 shares of Common Stock outstanding as of March 31, 2006.
(3) Includes 62,931 shares owned by Mr. Vann's spouse, 28,340 shares owned by his son, 17,250 shares owned by Mr. Vann through the Bank's 401(k) Plan and 241,792 shares Mr. Vann has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2006.
(4)      Includes 31,500 shares owned by Mr. Buckman's spouse.
(5) Includes 34,500 shares owned by a family trust and 24,262 shares Mr. Gibbs has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2006.
(6) Includes 4,555 shares owned by Mr. Holscher's spouse and 61,672 shares Mr. Holscher has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2006.
(7) Includes 150 shares owned by Mr. Parker's spouse and 22,904 shares Mr. Parker has the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2006.
(8)      Includes 5,008 shares owned by Mr. Singleton's spouse.
(9) Includes 419,491 shares all directors and executive officers as a group have the right to acquire upon the exercise of options exercisable within 60 days of March 31, 2006.

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                       PROPOSAL I -- ELECTION OF DIRECTORS
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GENERAL

         The Board currently consists of eight members, however, pursuant to the Bylaws of the Company, the Board has adopted a resolution to reduce the Board to seven members effective with the retirement of Mr. Edmund T. Buckman, Jr. as a director of the Company upon the expiration of his term as a director at the Annual Meeting. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for terms expiring at the 2009 Annual Meeting. The Board has nominated Frederick N. Holscher and Frederick H. Howdy to serve as directors for a three-year period. Both nominees are currently members of the Board. Under Virginia law and the Company's Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

         It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors of the Company in 1996 in connection with the incorporation and organization of the Company with the exception of Mr. Reaves, who became a director of the Company and the Bank upon the Company's acquisition of Green Street Financial Corp and Home Federal Savings and Loan Association in November 1999. Each director of the Company also is a member of the Board of Directors of the Bank.

                                                 YEAR FIRST
                              AGE AT             ELECTED AS          CURRENT
                            DECEMBER 31,         DIRECTOR OF          TERM
NAME                           2005               THE BANK          TO EXPIRE
----                        ------------         ----------         ---------

                               BOARD NOMINEES FOR TERMS TO EXPIRE IN 2009

Frederick N. Holscher          57                    1985              2006
Frederick H. Howdy             74                    1975              2006


                                    DIRECTORS CONTINUING IN OFFICE

Linley H. Gibbs, Jr.           72                    1985              2007
Thomas A. Vann                 56                    1979              2007
Charles E. Parker, Jr.         69                    1971              2008
Marshall T. Singleton          66                    1990              2008
H.D. Reaves, Jr.               68                    1999              2008


        Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

        FREDERICK N. HOLSCHER is a partner with the Washington, North Carolina law firm of Rodman, Holscher, Francisco & Peck, P.A. and has been with the firm since 1973.

        FREDERICK H. HOWDY is President of Drs. Freshwater and Howdy P.A., a dental health care corporation of North Carolina. Prior to that, he was a dentist in Washington, North Carolina for 36 years.

        LINLEY H. GIBBS, JR. has been retired since 1992. Prior to his retirement, Mr. Gibbs served as a general manager with Hamilton Beach, an appliance manufacturing company in Washington, North Carolina.

        THOMAS A. VANN serves as President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 1972 as Assistant Manager. Mr. Vann was promoted to a number of positions prior to becoming President of the Bank in 1977 and Chief Executive Officer in 2000.

        CHARLES E. PARKER, JR. is Senior Vice President of the Robinson and Stith Insurance Agency in New Bern, North Carolina. He joined the agency in 1989.

        MARSHALL T. SINGLETON has been a co-owner of B.E. Singleton & Sons since 1960, a highway construction firm in Washington, North Carolina.

        H.D. REAVES, JR. was employed with Home Federal Savings and Loan Association, Fayetteville, North Carolina, from 1962 to November 1999 and served as Home Federal's President and Chief Executive Officer since 1992.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following sets forth information with respect to executive officers who do not serve on the Board of Directors.


                                 AGE AT
                              DECEMBER 31,
NAME                              2005                   TITLE (1)
----                             ------                  ---------
Robert E. Branch                   46              Executive Vice President -- Branch Administration
                                                     and Chief Operating Officer
James W. Hoose, Jr.                50              Executive Vice President -- Credit Administration and
                                                     Chief Credit Officer
Paul S. Jaber                      49              Executive Vice President -- Mortgage Operations
Larry W. Mallard                   55              Executive Vice President - Retail Banking
William L. Wall                    59              Executive Vice President, Chief Financial Officer and
                                                     Secretary of the Company and the Bank
Mary R. Boyd                       55              Executive Vice President -- Loan Servicing
Sherry L. Correll                  51              Executive Vice President -- Deposit Operations
Kristie W. Hawkins                 40              Treasurer and Controller of the Company and the Bank

---------------
(1) All positions are with the Bank unless indicated otherwise.


         ROBERT E. BRANCH joined the Bank in 2003 as Senior Vice President and Area Executive in Raleigh, North Carolina and became Executive Vice President and Chief Operating Officer in 2005. Prior to joining the Bank, Mr. Branch served as a Regional Executive for Crescent State Bank in Cary, North Carolina from 2001 to 2003 and as Triangle Market Executive for RBC Centura Bank in Raleigh, North Carolina from 2000 to 2001. Prior to that, Mr. Branch was employed for 12 years with Triangle Bank in Raleigh, North Carolina in various capacities, lastly as Executive Vice President.

         JAMES W. HOOSE JR. joined the Bank in 2003 as Senior Vice President and Credit Risk Manager in Raleigh, North Carolina and became Executive Vice President and Chief Credit Officer in 2005. Prior to joining the Bank, Mr. Hoose served as Senior Vice President of Credit Administration for Capital Bank in Raleigh, North Carolina from 2002 to 2003 and as Senior Vice President of Credit Training for RBC Centura Bank in Raleigh, North Carolina from 2000 to 2003. Prior to that, Mr. Hoose was employed by Triangle Bank in Raleigh, North Carolina as Senior Vice President of Credit Administration from 1998 to 2000.

         PAUL S. JABER joined the Bank in 2003 and currently serves as Executive Vice President of Mortgage Operations. Prior to joining the Bank, Mr. Jaber served as Senior Vice President - Mortgage Lending of Triangle Bank in Raleigh, North Carolina from 1999 to 2001, and as Senior Vice President - Mortgage Lending of United Federal Savings Bank of Rocky Mount, North Carolina from 1979 to 1999.

         LARRY W. MALLARD joined the Bank in 2005 and currently serves as Executive Vice President of Retail Banking. Prior to joining the Bank, Mr. Mallard was employed with Bank of America from 1972 to 2004 and most recently served as an Executive Vice President of Retail Banking in Charlotte, North Carolina.

         WILLIAM L. WALL joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

         MARY R. BOYD has been with the Bank since 1983 and currently serves as an Executive Vice President - Loan Servicing.

         SHERRY L. CORRELL is currently the Executive Vice President of Deposit Operations. She joined the Bank in 1985.

         KRISTIE W. HAWKINS joined the Bank in 1982. Prior to her current position of Controller and Treasurer, she served as the Bank's Assistant Treasurer and Secretary as well as accounting department supervisor.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board meets monthly and may have additional special meetings. During the year ended December 31, 2005, the Board met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 2005 and the total number of meetings held by committees on which he served during such fiscal year.

         The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Directors Parker, Singleton, Reaves and Holscher who currently serves as Chairperson. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to select the independent auditors to be engaged by the Company and to review and approve audit policies. The Company's Board of Directors has determined that one member of the Audit Committee, H.D. Reaves, Jr., qualifies as an "audit committee financial expert" as defined in Section 401(h) of Regulation S-K promulgated by the Securities Exchange Commission. Director Reaves is "independent," as such term is defined in Item 7(d)(3)(iv)(A) of
Schedule 14A under the Exchange Act. The Board has adopted a written charter for the Audit Committee, a copy of which was attached to the Company's proxy statement prepared in connection with its 2004 annual meeting of stockholders. The Audit Committee meets quarterly and met six times during the year ended December 31, 2005.

         The Board's Executive Committee consists of Directors Gibbs, Howdy, Vann and Holscher, who currently serves as Chairperson. The Executive Committee is authorized, between meetings of the Board, to perform all duties and exercise all authority of the Board, except those duties and authorities delegated to other committees of the Board, and it's primary function is to consider matters that require immediate attention. The Executive Committee met 15 times during the year ended December 31, 2005.

         The independent Directors of the Executive Committee, Gibbs, Holscher, and Howdy also serve as the Compensation Committee. The Executive Committee, among other things, evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reported its evaluations and findings to the full Board, and all compensation decisions must be ratified by the full Board. Mr. Vann is absent and abstains from discussion and voting on matters affecting his compensation. The Executive Committee, serving as the Compensation Committee, met two times during the year ended December 31, 2005.

         The Board has a Nominating Committee currently consisting of Directors Gibbs, Parker and Singleton. The Nominating Committee nominates persons for election as directors at the Company's Annual Meeting. The members of the Nominating Committee are "independent directors" as defined in Nasdaq listing standards. The Board has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is not available on the Company's website. The Nominating Committee Charter was attached to the Company's proxy statement furnished to stockholders in connection with the Company's 2004 annual meeting of stockholders.

         In its deliberations, the Nominating Committee considers the candidate's personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Nominating Committee solicits the Company's then current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask the Company's directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee will consider director candidates recommended by security holders. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder's recommendation of a director nominee no later than December 31 of the year preceding the annual meeting of stockholders. Notice should be provided to: Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

         The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board of Directors should send any communication to William L. Wall, Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Mr. Wall will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case he has the authority to discard the communication or take other appropriate action regarding the communication.

         The Company's policy is to strongly encourage Board member attendance at annual meetings of stockholders. All eight of the Company's directors attended the Company's 2005 annual meeting of stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        OVERVIEW AND PHILOSOPHY. The Company's executive compensation policies are established by the Compensation Committee of the Board of Directors (the "Committee") composed of three independent directors and the Company's President and Chief Executive Officer, Thomas A. Vann. Mr. Vann did not participate in deliberations or voting regarding his compensation.

         The Committee is responsible for developing the Company's executive compensation policies. The Company's President, under the direction of the Committee, implements the Company's executive compensation policies. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

         o To link executive compensation rewards to increases in stockholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

         o To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long-term operating results and strategic objectives.

         o To correlate, as closely as possible, executive officers' receipt of compensation with the attainment of specified performance objectives.

         o To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term stockholder value.

         o To attract and retain top performing executive officers for the long-term success of the Company.

         In furtherance of these objectives, the Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus and stock benefit plans.

         BASE SALARY. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. In addition, the Company maintains a salary administration program, pursuant to which it assembles a list of executive positions, with job descriptions and salary ranges, which the Committee uses in setting executive salaries. In setting executive salaries, the Committee also takes into consideration the relative complexity of the Bank's operations, compared to those of other similarly sized banks, attributable to the large volume of loans serviced for others. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

         BONUS. The Bank pays a discretionary bonus on an annual basis based on satisfaction of a combination of individual and Bank performance objectives. Whether bonuses are paid each year and the amount of such bonuses are determined by the Committee, subject to ratification by the Board, at year end based on the Bank's ability to achieve performance goals established by the Board in each year's Business Plan. Discretionary bonuses for achieving specific performance goals during the year are paid during the fiscal year.

         STOCK BENEFIT PLANS. In addition, the Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, the Company has adopted a stock option plan.

         Under the stock option plan, the Company reserved for issuance a number of shares equal to 10% of the originally issued Common Stock. At the 2000 annual meeting of stockholders, the stockholders approved an amendment to the stock option plan to authorize an additional 526,384 shares of Common Stock for award under the stock option plan. The Committee believes that stock options are an important element of compensation because they provide executives with incentives linked to the performance of the Common Stock. The Company awards stock options as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. Although there is no specific formula, in determining the level of option awards, the Committee takes into consideration individual and corporate performance. No options were granted to directors or the Company's President during the year ended December 31, 2005.

         COMPENSATION OF THE PRESIDENT. Mr. Vann's base salary is established in accordance with the terms of the employment agreement entered into between the Company and Mr. Vann. See "-- Executive Compensation -- Employment Agreements." The Committee determines the President's compensation on the basis of several factors. In determining Mr. Vann's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated banks and non-diversified banks and other financial institutions of similar asset size. The Committee believes that Mr. Vann's base salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank's superior performance and complex operations relative to comparable institutions.

         Mr. Vann received a $225,000 bonus based on fiscal year 2005 performance pursuant to the same basic factors as described above under "-- Bonus." In establishing Mr. Vann's bonus, the Committee considered the Company's overall performance, record of increase in the Company's earnings per share and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for fiscal 2005 in relation to the established Business Plan and achieving certain annual performance goals, including, but not limited to return on equity, satisfactory results of regulatory examinations and independent audits, and successfully undertaking increased responsibility due to the Company's status as a publicly traded corporation.

         Specifically, during the year ended December 31, 2005, the Company's net income increased by 20.6% to $14.1 million from $11.7 million for the year ended December 31, 2004. Basic earnings per share increased 19.3% to $2.23 per share for the year ended December 31, 2005 from $1.87 per share for the year ended December 31, 2004. In addition, return on average assets increased 8.5% to 1.78% for the year ended December 31, 2005 from 1.64% for the year ended December 31, 2004. Return on average equity increased 6.9% to 21.9% for the year ended December 31, 2005 from 20.5% for the year ended December 31, 2004. Total assets increased 15.4% to $833.1 million at December 31, 2005 from $722.1 million at December 31, 2004. Stockholders' equity increased 14.2% to $68.2 million at December 31, 2005 from $59.7 million at December 31, 2004. The Board also took into consideration Mr. Vann's success and progress made towards enhancing the Bank's loan and lease receivables portfolio and deposit mix. The gross loan and leases receivables portfolio increased 12.0% to $718.5 million at December 31, 2005 from $641.4 million at December 31, 2004. Deposit accounts increased 16.7% to $733.8 million at December 31, 2005 from $628.5 million at December 31, 2004. The Company's net interest margin increased 9.7% to 5.1% for the year ended December 31, 2005 from 4.7% for the year ended December 31, 2004.

         The Board also took into consideration Mr. Vann's success in opening three new full service branch offices Avon, Durham and Greenville, North Carolina, allowing the Bank to better serve the banking needs in its growing market area. In addition, during 2005, the Company increased the quarterly cash dividend payment rate by 17.7%, that, when combined with the appreciation in market price of its common stock, resulted in an 40.9% total return to the shareholders. During 2005, the Company and the Bank received national and statewide recognition for their operating efficiency, net interest margin growth, and various operating performance ratios, including return on average equity, return on capital, net interest margin and total one year return, from American Banker, U.S. Banker and Business North Carolina.
---------------  -----------     -----------------------

         The Committee believes that the Company's executive compensation program serves the Company and its stockholders by providing a direct link between the interests of executive officers and those of stockholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                                              Members of the Executive Committee

                                              Linley H. Gibbs, Jr. (Chairman)
                                              Frederick N. Holscher
                                              Frederick H. Howdy
                                              Thomas A. Vann

COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph and table which follow show the cumulative total return on the Common Stock for the period from September 30, 2000 through December 31, 2005 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq Stock Market and (2) the total cumulative return of banking companies traded on the Nasdaq Stock Market. The comparison assumes $100 was invested on September 30, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.


[Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock compared to $100 invested in all companies whose equity securities are traded on the Nasdaq Stock Market and $100 invested in banking companies traded on the Nasdaq Stock Market. The line graph plots the cumulative total return from September 30, 2000 to December 31, 2005. Plot points are provided below.]

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                         9/30/00      9/30/01      12/31/01    12/31/02    12/31/03    12/31/04    12/31/05
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Company                  $100.00      $141.76      $150.45      $245.06     $257.17     $276.12     $390.35
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Nasdaq                   $100.00      $ 41.09      $ 53.95      $ 38.16     $ 56.86     $ 61.83     $ 63.26
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Nasdaq Banks             $100.00      $108.65      $113.75      $114.94     $146.53     $164.97     $160.39
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EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the cash and noncash compensation for the fiscal years ended December 31, 2005, 2004 and 2003 awarded to or earned by the President and the only other executive officers of the Company who earned salary and bonus in fiscal 2004 exceeding $100,000 for services rendered in all capacities to the Company and the Bank (the "Named Executive Officers").


                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                   ANNUAL COMPENSATION                        SECURITIES
                                FISCAL             -------------------     OTHER ANNUAL       UNDERLYING         ALL OTHER
NAME                          YEAR ENDED      SALARY           BONUS      COMPENSATION (1)    OPTIONS (2)      COMPENSATION
----                         -----------      ------           -----      ----------------   ------------      ------------
Thomas A. Vann                 12/31/05      $ 350,000       $ 225,000       $       --            --          $ 116,167 (3)
PRESIDENT AND CHIEF            12/31/04        330,000         200,000               --            --            133,294
EXECUTIVE OFFICER              12/31/03        300,000         180,000               --            --            143,681
OF THE COMPANY
AND THE BANK

Robert E. Branch (4)           12/31/05      $ 150,000       $  30,000       $       --         2,000          $   8,865 (5)
CHIEF OPERATING OFFICER        12/31/04        140,000          23,000               --            --              2,317
AND EXECUTIVE                  12/31/03         48,316           4,000               --        22,500                 --
VICE PRESIDENT - BRANCH
ADMINISTRATION OF THE BANK

James W. Hoose, Jr. (6)        12/31/05      $ 112,000       $  20,000       $                  2,000          $   3,668 (7)
EXECUTIVE VICE                 12/31/04         99,000           1,000               --            --                 --
PRESIDENT - CHIEF              12/31/03         31,723           4,000               --         4,500                 --
CREDIT OFFICER OF THE BANK


Paul S. Jaber                  12/31/05      $ 120,000       $  15,000       $       --           500          $   6,758 (8)
EXECUTIVE VICE                 12/31/04        115,500          15,000               --            --              6,533
PRESIDENT - MORTGAGE           12/31/03        108,750          20,000               --            --              1,918
OPERATIONS OF THE BANK


Larry W. Mallard (9)           12/31/05      $ 143,960       $  20,000       $       --        15,000          $   4,012  (10)
EXECUTIVE VICE
PRESIDENT - RETAIL
BANKING OF THE BANK

William L. Wall                12/31/05      $ 110,000       $  15,000       $       --            --          $   6,250 (11)
EXECUTIVE VICE                 12/31/04        103,750          10,000               --            --              5,687
PRESIDENT - CHIEF              12/31/03        100,000           8,000               --            --              5,405
FINANCIAL OFFICER
AND SECRETARY OF THE
COMPANY AND THE BANK

---------------

(1) Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 2005 did not exceed 10% of the executive officer's salary and bonus.
(2) Share amounts on this table have been adjusted to reflect the effect of a three-for-two stock split paid on April 23, 2004. (3) For the year ended December 31, 2005, consists of $26,156 in Board of Directors and committee fees, $36,363 accrued under a
     Supplemental Income Plan Agreement, $15,545 accrued under a Directors Deferred Compensation Plan Agreement, $4,393 accrued under a Directors Deferred Retirement Plan Agreement, $10,230 in matching contributions under the Bank's 401(k) Plan and $23,480 accrued for Mr. Vann under a Directors Deferred Payment Plan.
(4)  Mr. Branch joined the Bank on October 6, 2003.
(5) For the year ended December 31, 2005, consists of $8,865 in matching contributions made under the Bank's 401(k) Plan.
(6)  Mr. Hoose joined the Bank on September 2, 2003.
(7) For the year ended December 31, 2005, consists of $3,668 in matching contributions made under the Bank's 401(k) Plan.
(8) For the year ended December 31, 2005, consists of $6,758 in matching contributions made under the Bank's 401(k) Plan.
(9)  Mr. Mallard joined the Bank on April 4, 2005.
(10) For the year ended December 31, 2005, consists of $4,012 in matching contributions made under the Bank's 401(k) Plan.
(11) For the year ended December 31, 2005, consists of $6,250 in matching contributions made under the Bank's 401(k) Plan.

    OPTION EXERCISES ON LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES.
The following table sets forth information concerning option exercises during the year ended December 31, 2005 and the value as of December 31, 2005 of options held by the executive officers named in the Summary Compensation Table set forth above. No options were granted to the executive officers named in the Summary Compensation Table during fiscal year 2005.


                                                                      NUMBER OF                 VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR-END (2)         AT FISCAL YEAR-END (3)
                          SHARES ACQUIRED       VALUE           ------------------------       -------------------------
NAME                      ON  EXERCISE        REALIZED (1)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
                          -------------       ------------      -------------------------      -------------------------
Thomas A. Vann                 --             $     --            241,792   /        --         $6,578,919  /    $     --
Robert E. Branch               --                   --             15,000   /     9,500            189,705  /      94,853
James W.  Hoose, Jr.           --                   --              3,000   /     3,500             31,221  /      34,171
Paul S. Jaber                  --                   --              6,000   /       500             63,900  /          --
Larry W. Mallard               --                   --                 --   /    15,000                 --  /     103,050
William L. Wall             6,075              164,930             18,225   /        --            495,884  /          --

-------------------
(1) Calculated based on the product of (a) the number of options exercised and (b) the difference between the value of the underlying Common Stock on the exercise date, based on the closing sale price of the Common Stock as quoted on the Nasdaq National Market System, and the exercise price of the options.
(2)      Share amounts adjusted for 3-for-2 stock split on April 23, 2004.
(3) Calculated based on the product of: (a) the number of in-the-money shares subject to options and (b) the difference between the fair market value of underlying Common Stock at December 31, 2005, determined based on the closing sale price of the Common Stock of $35.32 as quoted on the Nasdaq National Market System, and the exercise price of the options.

         EMPLOYMENT AGREEMENTS. The Company and the Bank have entered into employment agreements (the "Employment Agreements") pursuant to which Thomas A. Vann (the "Employee") serves as President of the Bank and President of the Company. In such capacities, the Employee is responsible for overseeing all operations of the Bank and the Company and for implementing the policies adopted by the Boards of Directors.

         The Employment Agreements became effective on April 7, 1997 and provide for a term of three years. On each anniversary date of the commencement of the Employment Agreements, the term of the Employee's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Employment Agreements terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates the Employee without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreements plus an additional 12 month's salary and, at the Employee's election, either continued participation in benefits plans in which the Employee would have been eligible to participate through the Employment Agreements' expiration date or the cash equivalent thereof. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his estate will be entitled to receive his salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate his Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         In the event of (i) the Employee's involuntary termination of employment other than for "just cause" during the period beginning six months before a change in control and ending on the later of the second anniversary of the change in control or the expiration date of the Employment Agreements (the "Protected Period"), (ii) the Employee's voluntary termination within 90 days of the occurrence of certain specified events occurring during the Protected Period which have not been consented to by the Employee, or (iii) the Employee's voluntary termination of employment for any reason within the 30-day period beginning on the date of the change in control, the

Employee will be paid within 10 days of such termination (or the date of the change in control, whichever is later) an amount equal to the difference between
(i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement with the Bank provides that within 10 business days following a change in control, the Bank shall fund a trust in the amount of 2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to him. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreement, he will be reimbursed for his legal and other expenses.

         CHANGE-IN-CONTROL PROTECTIVE AGREEMENTS. The Company and the Bank entered into Change-in-Control Protective Agreements (the "Protective Agreements") with Robert E. Branch, Paul S. Jaber, Larry W. Mallard and William
L. Wall (individually, the "Executive" and collectively, the "Executives"). The Protection Agreements for Messrs. Branch, Jaber, Mallard and Wall became effective January 27, 2005, July 8, 2002, April 4, 2005 and January 1, 2000, respectively (in each case, the "Effective Date"). The Protective Agreements will terminate on the earlier of (a) 24 months following the Effective Date in the case of Mr. Branch's Protective Agreement or 12 months in the case of the Protective Agreements for Messrs. Jaber, Mallard and Wall or (b) the date on which the Executive terminates employment with the Bank, provided that the rights under the Protective Agreements will continue following termination of employment if the applicable Protective Agreement was in effect at the date of the change in control. On each annual anniversary date from the date of commencement of each Protective Agreement, the term of the Protective Agreement may be extended for an additional one year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Executive has met the required performance standards and that such Protective Agreement should be extended.

         Each Protective Agreement provides that the Executive shall be entitled to collect certain severance benefits in the event that (i) he voluntarily terminates employment within 90 days after an event that occurs during the "Protected Period" and that constitutes "Good Reason," or (ii) the Bank, the Company or their successors terminate the Executive's employment during the Protected Period for any reason other than for just cause. In addition, Mr. Branch's Protective Agreement provides that he shall be entitled to collect severance benefits in the event that he voluntarily terminates employment for any reason within the 30 days following a change in control. Under such circumstances, Messrs. Branch, Jaber, Mallard and Wall would be paid within 10 days of the latter of such termination or the change in control an amount equal to 3.0 times, 1.5 times, 1.0 times and 1.0 times each Executive's respective "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code. In no event, however, can the severance benefit exceed the difference between (i) the Executive's Section 280G Maximum as defined in the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. The Protected Period is defined in the Protective Agreements as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the applicable Protective Agreement. Good Reason is defined in the Protective Agreements as any one of the following events: (i) requiring the Executive to move his personal residence perform his principal executive functions more than 30 miles from his primary office; (ii) materially reducing the Executive's base compensation as then in effect, (iii) failing to continue to provide the Executive with compensation and benefits provided for on the date of the change in control or compensation and benefits substantially similar thereto, or the taking of any action that would reduce any of such benefits or deprive the Executive of any material fringe benefit he had at the time of the change in control; (iv) assigning duties and responsibilities to the Executive which are materially different from those normally associated with his position; (v) materially diminishing the Executive's authority and responsibility; (vi) failing to reelect the Executive to the Board of Directors if he is serving on the Board on the date of the change in control; or (vii) materially reducing the secretarial or other administrative support of the Executive.

         A "Change in Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Protective Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office.

         Each Protective Agreement provides that within ten business days of a change in control, the Bank shall fund a trust in the amount of the severance benefit under the Protective Agreement, that will be used to pay amounts owed to the Executive under the Protective Agreement. The amount to be paid to each Executive from this trust is determined according to the procedures outlined in the Protective Agreement, and any money not paid to the Executive is to be returned to the Bank. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. In the event that an Executive prevails over the Company or the Bank in a legal dispute as to his Protective Agreement, he will be reimbursed for his legal and other expenses.

DIRECTOR COMPENSATION

         FEES. Through December 31, 2005 each member of the Bank's Board of Directors received a fee of $2,000 for each regular and special Board meeting attended and $300 for each Board committee meeting attended. No fees are paid for attendance at meetings of the Company's Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

         Directors are eligible to receive awards under the Company's stock option plan. During the year ended December 31, 2005, no awards were made to directors under the stock option plan.

         OTHER. The Bank has entered into a Supplemental Income Agreement (as amended, the "SIA") with Thomas A. Vann. Pursuant to the terms of the SIA, Mr. Vann may elect to defer a portion of his cash compensation on a monthly basis. Upon the earlier of Mr. Vann's (i) attainment of age 65 ("SIA Retirement Age") and (ii) the date of Mr. Vann's retirement before the SIA Retirement Age, but after attaining age 55 and completing at least 10 years of service with the Bank ("SIA Early Retirement Date"), the Bank shall pay Mr. Vann (in lieu of cash compensation otherwise receivable) an amount equal to $19,250 ("SIA Retirement Amount") annually for a period of 15 years. This amount shall be increased by 5% for every full year of service after July 1, 1990, provided that there will be no increases in benefits (i) after Mr. Vann reaches age 65 and (ii) for more than 10 years of additional service.

         In the event of Mr. Vann's death after becoming entitled to receive the SIA Retirement Amount, but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann's death prior to attaining age 65, the Bank will pay his beneficiary $19,250 annually for 15 years. In the event of Mr. Vann's termination of employment by reason other than death, retirement upon attaining age 65, or upon the occurrence of the SIA Early Retirement Date, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of the SIA Retirement Amount. This percentage will be based on Mr. Vann's full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann's employment terminates for any reason other than his death, or retirement on the SIA Early Retirement Date prior to the time he is first entitled to receive payments under the SIA, Mr. Vann shall be entitled to receive such percentages of his SIA Retirement Amount, as discussed above, when he reaches age 55 or on upon his death, whichever is earlier. In the event that a termination of protected employment occurs (i) on or before the SIA Retirement Date or SIA Early Retirement Date and (ii) following a "change in control" (as defined below), then Mr. Vann shall be deemed to have retired as of the SIA Early Retirement Date, except that the SIA Early Retirement Date shall be deemed to be the date of the change in control.

         The Bank has entered into a Supplemental Income Plan Agreement (as amended, the "SIPA") with Thomas A. Vann. Pursuant to the terms of SIPA, if Mr. Vann retires from employment with the Bank either at or after the age of 65 (the "Retirement Date") or at or after age 55 with at least 10 years of service with the Bank after January 1, 1994 (the "Early Retirement Date"), the Bank shall pay, in equal monthly installments, a minimum sum of $40,000 ("SIPA Retirement Amount") per annum for a period of 15 years. This amount shall increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994.

         In the event of Mr. Vann's death before the Retirement Date or Early Retirement Date, the Bank shall make payments in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on the Early Retirement Date, (ii) a change in control,
(iii) "termination of protected employment" (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, Mr. Vann shall be entitled to receive a percentage of his SIPA Retirement Amount upon his attainment of age 55 or prior death. This percentage will be based on Mr. Vann's full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event that, prior to the Retirement Date or Early Retirement Date, a "termination of protected employment" occurs following a change in control, Mr. Vann shall be deemed to have retired as of his Early Retirement Date, and the Early Retirement Date shall be considered the date of the change in control.

         The Bank has entered into a Directors' Deferred Compensation Plan Agreement (as amended, the "Agreement") with each of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann (the "Directors"). Pursuant to the terms of the Agreements, the Directors agreed to defer the receipt of their Directors' fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, the Directors shall receive certain retirement benefits (described below) upon the later to occur of their 65th birthday and January 1, 1999 (the "Qualifying Date"). Upon the Qualifying Date, the Bank shall pay each Director a specified amount per month for 120 months. During the year ended December 31, 2005, the Company accrued $1,236, $2,387, $2,387, $6,798, $11,858, $14,227 and $15,545 for
the benefit of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively, pursuant to Agreements with such Directors.

         In the event of a Director's death after becoming entitled to receive the Deferred Amount but before all of the payments have been made, the Bank shall make the remaining payments to the Director's beneficiary. Similarly, in the event of a Director's death while serving as a Director but before the Qualifying Date, the Bank will pay the Deferred Amount per month for 120 months to the Director's beneficiary. In the event that a Director voluntarily resigns after January 1, 1996 but before the Qualifying Date, then the Director will receive a percentage of the monthly Deferred Amount. This percentage varies among the different Agreements, but is generally determined by a formula based on the Director's full years of service after January 1, 1994. The Deferred Amounts generally vest over a period of five to ten years under the different Agreements. In the event that the Director's service is terminated on or before the Qualifying Date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly Deferred Amount, and the Qualifying Date shall be deemed to be the date of the Director's termination of service.

         The Bank has entered into a Directors' Retirement Plan Agreement, as amended ("Retirement Plan") with Directors Buckman, Howdy, Parker, Singleton, Holscher, Gibbs and Vann. Under the terms of the Retirement Plan, the Bank will pay a director a monthly amount (the "Retirement Plan Amount") for a period of 120 months beginning upon the later to occur of the director's 70th birthday and January 1, 1999 ("Retirement Plan Qualifying Date"). During the year ended December 31, 2005, the Company accrued $4,948, $8,829, $8,829, $11,963, $17,296,
$4,731 and $4,393 under the Retirement Plan for the benefit of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively.

         In the event of a director's death prior to January 1, 1999, the Bank will pay the Retirement Plan Amount on a monthly basis for a period of 120 months to the director's beneficiary. Similarly, in the event of a director's death after becoming entitled to receive the payments under the Retirement Plan but before all payments have been made, the Bank shall pay the remaining amounts to the director's beneficiary. In the event that the director voluntarily resigns prior to January 1, 1999, the director shall be entitled to receive a percentage of the monthly Retirement Plan Amount. This percentage varies among the different Retirement Plan agreements, but is generally determined by a formula based on the director's full years of service after January 1, 1994. The Retirement Plan Amounts generally vest over a period of five to ten years under the different agreements. In the event that on or before the Retirement Plan Qualifying Date the director's service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly Retirement Plan Amount for a period of 120 months.

         The Bank has entered into a deferred compensation agreement entitled Director's Deferred Payment Agreement (as amended, the "Payment Agreement") with Directors Buckman, Howdy, Gibbs, Parker, Holscher and Vann. Under the terms of each Payment Agreement, a director deferred receipt of his director's fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann agreed to defer receipt of his director's fees in the amount of $220.35 per month from September 1, 1995 until December 31, 2005. In exchange for the agreement to defer receipt of his director's fees, a director will receive, upon the earlier of the director's 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount ("Payment") per month for a period of 120 months. During the year ended December 31, 2005, the Company accrued $3,257, $2.850, $15,224, $12,384 and $23,480 under the Payment Agreements for the benefit of Directors Howdy, Gibbs, Parker, Holscher and Vann, respectively.

         In the event of a director's death after becoming entitled to receive monthly Payments but before all Payments have been made, the Bank will pay all remaining amounts to the director's beneficiary. Similarly, in the event of the director's death prior to the commencement of his monthly Payments, the Bank will pay a monthly amount for 120 months to the director's beneficiary. In the event that prior to the commencement of the monthly Payments a director's service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director's 55th birthday, or if earlier, death, occurs).

         With respect to all of the deferred compensation and retirement arrangements discussed above, the timing of the first payments under the agreements shall be determined by the Bank, provided that such payments shall commence no later than the first day of the sixth month following the month in which the event triggering the distribution occurred. In addition, each arrangement provides that within ten business days after a change in control, the Bank shall fund, or cause to be funded, a trust in an amount equal to the present value of all benefits that may become payable under the respective arrangements, unless the recipient of the benefits has provided a release of any claims under the agreement. With respect to the above plans and agreements, "change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period ("Continuing Directors") cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least two-thirds of the Continuing Directors then in office. "Termination of protected employment" generally refers to an employee's termination of employment without just cause, or the employee's voluntary termination of employment for certain events which have not been consented to in advance by the employee, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with the employee's position, a material reduction in the employee's authority and responsibility, and the failure to elect or re-elect the employee to the Board of Directors, if he has served on the Board during the term of the applicable agreement or plan.

         With the exception of the Retirement Plan, the cost of which is funded through payments by the Bank, the cost of all of the director retirement and deferred compensation plans described above is funded through deferral of compensation or Board of Director fees otherwise payable to the beneficiary under the plan or agreement. The deferred amounts are then used to purchase insurance, and dividends on such insurance in turn are utilized to purchase additional insurance, which will provide the funds necessary to meet the Bank's obligations under the plans and agreements when such obligations become due. The Board of Directors periodically reviews its insurance coverage to ensure that the coverage is adequate to reimburse the Bank for its anticipated expenses under the plans and agreements. If the insurance coverage is found to be inadequate as to a covered director, the Board of Directors may require the director to defer additional sums to reimburse the Bank for the purchase of additional insurance or may reduce the retirement benefit.

         Under the director retirement and deferred compensation plans, directors are considered general creditors of the Bank with respect to retirement benefits and will receive such benefits only if the Bank continues to be solvent or, if the Bank is insolvent, only to the extent funds remain following full payment to priority creditors such as depositors and secured creditors.

TRANSACTIONS WITH MANAGEMENT

         The Bank offers loans to its directors and executive officers. At December 31, 2005, the Bank's loans to directors and executive officers totaled $1.4 million or 2.0% of the Company's stockholders' equity at that date. All loans to the Company's and the Bank's directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
         RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

         On June 25, 2004, the Company dismissed PricewaterhouseCoopers LLP ("PWC") as independent registered public accounting firm (the "independent auditors") for the Company. On June 25, 2004, the Company engaged Dixon Hughes PLLC ("Dixon Hughes") as its successor independent auditors. The Company's dismissal of PWC and engagement of Dixon Hughes was approved by the Company's Audit Committee on June 25, 2004. PWC served as the Company's independent auditor for the Company's fiscal year ended December 31, 2003. PWC's reports on the Company's financial statements for that year did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's fiscal year ended December 31, 2003 and the subsequent interim period from January 1, 2004 through June 25, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in their report on the financial statements for such years. During the Company's fiscal year ended December 31, 2003 and the subsequent interim period from January 1, 2004 through June 25, 2004 there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the Company's fiscal year ended December 31, 2003 and the subsequent interim period from January 1, 2004 through June 25, 2004, neither the Company, nor any party on its behalf, consulted with Dixon Hughes regarding:
(i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements; (iii) any matter that was the subject of a disagreement with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or (iv) a "reportable event" as defined in Item 304(a)(1)(v) of Regulation S-K.

         Dixon Hughes was the Company's independent auditors for the 2005 and 2004 fiscal years, and has been retained by the Audit Committee of the Board to be the Company's independent auditors for the 2006 fiscal year. A representative of Dixon Hughes is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

         As detailed in the Audit Committee Charter, the role of the Audit Committee of the Board (the "Audit Committee") is to assist the Board in fulfilling its oversight responsibilities regarding the following:

       1. The of the Company's financial statements, including matters relating to its internal controls;

       2. The qualification and independence of the Company's independent auditors;

       3. The performance of the Company's internal auditors and the independent auditors; and

       4. The Company's compliance with legal and regulatory requirements.

        Management is responsible for the preparation and presentation of the Company's financial statements and its overall financial reporting process, and with the assistance of the Company's internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of the Company's financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management's assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing and accounting and are not full-time employees of the Company.

        In the performance of its oversight function, the Audit Committee, among other things, reviewed and discussed the audited financial statements with management and the independent auditors have confirmed to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, has considered whether the provisions of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence, and has discussed with the auditors the auditor's independence.

        Based upon the review and discussions in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the SEC.

                                                 Members of the Audit Committee


                                                 Frederick N. Holscher, Chairman
                                                 Charles E. Parker, Jr.
                                                 H. D. Reaves, Jr.
                                                 Marshall T. Singleton

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   AUDIT AND OTHER FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

         The following information is provided regarding fees billed by the Company's independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2004. Unless otherwise indicated, all fees were billed by Dixon Hughes.

AUDIT FEES

         The aggregate fees billed by the Company's independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2004 for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $92,500 and $81,500, respectively. The fees billed for fiscal years ended December 31, 2005 and 2004 include $9,100 and $4,000, respectively, billed by PWC.

AUDIT-RELATED FEES

         The aggregate fees billed by the Company's independent registered public accounting firm for audit-related services for the fiscal years ended December 31, 2005 and 2004 were $40,250 and $33,180, respectively. These fees relate to the employee benefit plan audits, consultation of financial accounting standards and Sarbanes-Oxley Act Section 404 attestation services.

TAX FEES

         The aggregate fees billed by the Company's independent auditor for tax services for the fiscal years ended December 31, 2005 and 2004 were $17,563 and $16,900, respectively. These fees related to review of the tax return, tax consulting and tax planning services. The fees billed for the year ended December 31, 2004 include $1,900 billed by PWC.

ALL OTHER FEES

         No fees were billed by the Company's independent auditor for services not included above for the fiscal years ended December 31, 2005 and 2004.


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             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2005 all Reporting Persons have complied with these reporting requirements, except that Director Marshall T. Singleton filed one late Form 4 with respect to one transaction.

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                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

         The Company's 2005 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

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                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

           For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than May 1, 2006. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending December 31, 2005, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 1311 Carolina Avenue, Washington, North Carolina 27889 by no later than December 22, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ William L. Wall

                                              William L. Wall
                                              Secretary

April 21, 2006
Washington, North Carolina

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, FIRST SOUTH BANCORP, INC., 1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889.


  /X/  PLEASE MARK VOTES
       AS IN THIS EXAMPLE
                                                           REVOCABLE PROXY
                                                      FIRST SOUTH BANCORP, INC.


                                                                                                                  WITH-    FOR ALL
             ANNUAL MEETING OF STOCKHOLDERS                                                             FOR       HELD     EXCEPT
                      MAY 26, 2005                                                                       ___       ___       ___
                                                                 1.  The election as directors of the   /__/      /__/      /__/
                                                                     nominees listed below (except as
      The undersigned  hereby appoints Charles E. Parker, Jr.,       marked to the contrary below).
  Marshall T. Singleton and H.D. Reaves, Jr., with full
  powers of substitution, to act as attorneys and proxies for        Frederick N. Holscher
  the undersigned, to vote all shares of the common stock of         Frederick H. Howdy
  First South Bancorp, Inc. which the undersigned  is entitled to vote at the Annual Meeting of Stockholders, to be held at
  the main office of First South Bank (the "Bank") located  at   INSTRUCTION:  TO  WITHHOLD  AUTHORITY  TO VOTE FOR ANY INDIVIDUAL
  1311  Carolina  Avenue,  Washington,  North  Carolina,  on     NOMINEE,  MARK  "FOR  ALL  EXCEPT"  AND WRITE THAT NOMINEE'S NAME
  Thursday, May 25, 2006, at 11:00 a.m. (the "Annual Meeting"),  IN THE SPACE PROVIDED BELOW.
  and at any and all adjournments thereof, as follows:
                                                                 -----------------------------------------------------------------
                                                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"  THE  NOMINEES
                                                                 LISTED ABOVE.
                                                                 -----------------------------------------------------------------
                                                                 THIS PROXY WILL BE VOTED AS DIRECTED,  BUT IF NO INSTRUCTIONS ARE
                                                                 SPECIFIED,  THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES.  IF
                                                                 ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING,  INCLUDING
                                                                 MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY
                                                                 WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE
                                                                 DETERMINATION  OF A MAJORITY  OF THE BOARD OF  DIRECTORS.  AT THE
                                                                 PRESENT TIME,  THE BOARD OF DIRECTORS  KNOWS OF NO OTHER BUSINESS
                                                                 TO BE PRESENTED AT THE ANNUAL MEETING.
                                                                 -----------------------------------------------------------------

                                   /--------------------------/
   Please be sure to sign and date /Date                      /
    this Proxy in the box below.   /                          /
  /--------------------------------/--------------------------/
  /                                                           /
  /                                                           /
  /                                                           /
  /                                                           /
  /---Stockholder sign above---Co-holder (if any) sign above--/


------------------------------------------------------------------------------------------------------------------------------------
                              DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                      FIRST SOUTH BANCORP, INC.
                                                     WASHINGTON, NORTH CAROLINA

  /-------------------------------------------------------------------------------------------------------------------------------/
  /                                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS                                       /
  /   Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of  /
  /said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke/
  /his proxy by filing a subsequent proxy or notifying the Secretary of his or her decision to terminate his or her proxy.        /
  /                                                                                                                               /
  /   The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting,  /
  /a Proxy Statement dated April 21, 2005 and an Annual Report to Stockholders.                                                   /
  /                                                                                                                               /
  /   Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee  /
  /or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer.     /
  /If shares are held jointly, each holder should sign.                                                                           /
  /                                                                                                                               /
  /                                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE                               /
  /                                                ENCLOSED POSTAGE-PAID ENVELOPE.                                                /
  /                                                                                                                               /
  /-------------------------------------------------------------------------------------------------------------------------------/


  IF YOUR ADDRESS HAS CHANGED,
  PLEASE CORRECT THE ADDRESS IN
  THE SPACE PROVIDED BELOW AND
  RETURN THIS PORTION WITH THE
  PROXY IN THE ENVELOPE PROVIDED.

  --------------------------------

  --------------------------------

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